Spartan Motors, Inc.

BB&T 31st Annual Transportation & Industrial Conference



February 10, 2016

Forward-Looking Statements

This presentation contains some forward-looking statements that are not historical facts, including statements concerning our business, financial strength, future plans, objectives, and the performance of our products. These statements can be identified by words such as "believe", "expect", "forecast", ""potential", "project", "future", "may", "will", and "should", and similar expressions or words. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences may include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationship with major customers or suppliers; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. The risk factors disclosed in Part I – Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission and available at www.sec.gov or our website, include all known risks our management believes could materially affect the results described by forward-looking statements contained in this presentation. However, those risks may not be the only risks we face. Our business, operations, and financial performance could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations. In addition, new risks may emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. All forward-looking statements in this presentation are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. All dividends are considered and declared by our Board of Directors, in its discretion. We undertake no obligation to publicly update or revise any forward-looking statements in this presentation, whether as a result of new information, future events, or otherwise.

Spartan Motors Management

Daryl Adams
Chief Executive Officer

Rick Sohm
Chief Financial Officer

2015 Review – Daryl Adams

- Became CEO February 2015
- Initiated multi-year Turnaround Plan
- Comprehensive effort to integrate business units into One Spartan
- Return Spartan to profitability and a path to increased sales and operating income
- Created Five Focal Points to drive superior performance

Spartan Motors – 2016 Focal Points

1) Turnaround Emergency Response Business

- New Leader Is Industry Expert
- Actions Underway to Reduce Cost Structure and Overhead
  - Headcount reductions implemented
- Implementing More Comprehensive Pricing Model
- Changing Go-To-Market Strategy to Be More Responsive
- Simplifying Product Lineup and Reducing Complexity

Spartan Motors – 2016 Focal Points

2) Improve Operational Discipline and Performance

- Lean Principles and Continuous Improvement Initiatives gaining traction –129 Lean/Kaizen events completed
- Lean expert in place at each manufacturing facility
- Lean manufacturing rolled out to DSV and SCV
  - Launched at Bristol in January
  - First quarter launch in SCV motorhome chassis operations
- Manufacturing footprint consolidation
  - Moving Wakarusa truck body production into Bristol facility
- Spartan Production System (SPS) developed and being implemented
- Leveraging best practice and capabilities company-wide
- Greater focus on operational metrics

Spartan Motors – 2016 Focal Points

3) Increase Level of Accountability

- Change culture to one of accountability
- Enhance performance, ownership and leadership
- Further integration of business unit support functions company-wide
- Optimizing benefit programs, reducing administrative costs, etc.
- Execute the 2016 Plan

Spartan Motors – 2016 Focal Points

4) Reduce Quality and Warranty Expense

- Improved quality shown in positive customer feedback
- Hired warranty engineers to drive warranty cost reductions
- Implementing a "Do It the Right Way, the First Time" culture
- Conducting a "Bill of Materials (BOM) Scrub" - comprehensive review of all parts and vendors
  - Verify part design and vendor quality of all parts and vendors
  - Validating design through Finite Element Analysis (FEA)
  - Ensuring component strength is at least 150% of projected service requirement
  - Reviewing all components to ensure vendor PPAP followed

Spartan Motors – 2016 Focal Points

5) Strengthen and Develop the Team

- New leadership in critical positions:
  - Chief Financial Officer
  - President of Emergency Response
  - President of Specialty Vehicles
- Upgraded four critical functions to ensure success of turnaround:
  - Corporate VP of Human Resources
  - Corporate Director of Engineering
  - Corporate Director of Manufacturing
  - Corporate Director of Quality
- Moving to second level of management succession planning
- Continue to evaluate, coach and mentor the team

Financial Review

Rick Sohm, CFO

Fourth Quarter 2015 Pre-Announcement

- Preliminary fourth quarter 2015 results announced February 10
  - Projected operating loss of approximately $10.0 million
  - Results include non-recurring warranty accruals of $6.3 million
  - Results also include an additional $0.5 million in charges pertaining to the wind down of our J.V. with Gimaex
- Warranty accruals divided into costs for specific campaigns as well as an increase in general warranty reserves
  - ER specific chassis reserves cover costs of service campaign to replace splay rails
  - Changes in general warranty reserves resulted from comprehensive review of claims history

2016 Leading Indicators –Business Growth

Spartan Now Focused on Profitable Growth

- DSV:
  - Record backlog at year-end 2015
  - January order intake increasing
- ER:
  - Conquest in Philadelphia for two-year contract (up to 20 units)
  - Export order for 14 units booked for 2016
- SCV:
  - Becoming sole chassis supplier to major motorhome customer
  - Expanding relationship with other major customers

Spartan Motors Summary

- 2015 was a difficult year with significant legacy issues to address
- Turnaround efforts will begin to benefit 2016 and allow Spartan to return to profitability
- Five Focal Points drive improved performance
- Guidance for 2016 to be provided following release of fourth quarter and full year 2015 results on February 25

For more information:
Greg Salchow
Group Treasurer &
Director of Investor Relations
517.997.3842

SPARTANMOTORS.COM